Exhibit 99.1

HPE Appoints Kristin Major Chief People Officer
Succeeds Alan May, HPE's first CPO who helped shape talent strategy and award-winning culture

In this article:
•Major rose through HPE leadership ranks in employment law and HR to become member of executive team, reporting to CEO Antonio Neri
•May to remain with HPE to support the organizational integration of Juniper Networks, which HPE intends to acquire

HOUSTON – January 23, 2024 – Hewlett Packard Enterprise (NYSE: HPE) today named Kristin Major as executive vice president and chief people officer (CPO), effective February 1, 2024, reporting to president and chief executive officer Antonio Neri.

Major has been with HPE since 2011, most recently serving as senior vice president of human resources (HR) and chief talent officer. Over the course of her career with HPE, Major has led HR for HPE GreenLake, HPE Aruba Networking, the HPE Transformation Office, and HPE’s chief technology officer. Prior to joining the HR function, Major was the chief employment counsel for the company for eight years as part of the Operations, Legal, and Administrative Affairs organization.

“Having worked in several different parts of the business over the last 12 years, Kristin has strong relationships and a deep understanding of the needs and opportunities across the enterprise,” said Neri. “Our team members love her, and she shares my passion for culture and creating an environment where our team members can thrive.”

“This really is my dream job. I love this company and I care deeply about our team members and about making their lives better – both professionally and personally,” said Major. “My top priority is building high-performance teams and cultivating and supporting highly engaged leaders who enable team members to take on new challenges, learn, and grow in a healthy, inclusive environment.”

Before joining HPE, Major was a labor and employment counsel at Skadden, Arps, Slate, Meagher & Flom in Palo Alto, California. Major holds a law degree from Georgetown University and received her undergraduate degree from the University of Arizona.

Major succeeds Alan May, who held the CPO role since joining the company in 2015. During his tenure, May transformed HPE’s Human Resource function to foster innovation, raise the bar on talent, increase diversity, introduce industry-leading benefits, and advance culture and business results. He played an instrumental role in the 2015 formation of HPE in its separation from HP, and guided many subsequent transformation efforts, spin-offs and acquisitions. May will remain with HPE to support the organizational integration of Juniper Networks, which HPE announced earlier this month it intends to acquire.

“Alan has been a trusted partner to me since I assumed the role of CEO in 2018, helping to advance our strategic priorities around culture, innovation, and transformation. Together we have made HPE a fantastic place to work that cultivates extraordinary leaders like Kristin,” said Neri. “Alan will play a critical role in the expected integration of Juniper to successfully onboard our new team members into the HPE family while strengthening our culture and future.”

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (NYSE: HPE) is the global edge-to-cloud company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way people live and work, HPE delivers unique, open and intelligent technology solutions as a service.  With offerings spanning Cloud Services, Compute, High Performance Computing & AI, Intelligent Edge, Software, and Storage, HPE provides a consistent experience across all clouds and edges, helping customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries (Hewlett Packard Enterprise) may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words “believe,” “expect,” “anticipate,” “intend,” “will,” "may," and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of executive performance, financial performance, plans, strategies and objectives of management for future operations or performance, and the ability to successfully close the acquisition of and integrate Juniper Networks, Inc. Risks, uncertainties and assumptions include those that are described in HPE’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and that are otherwise described or updated from time to time in Hewlett Packard Enterprise’s Securities and Exchange Commission reports. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

Media Contact:
Adam Bauer
Adam.Bauer@hpe.com